EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050
ROVI CORPORATION REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS
Results benefit from increases in both IP licensing and Product revenues from Service Providers

SANTA CLARA, Calif. (Business Wire) - November 6, 2014-Rovi Corporation (NASDAQ: ROVI) today reported financial results for the third quarter ended September 30, 2014. The Company reported third quarter revenue of $128.6 million, an increase of 4.0% compared to $123.5 million in the third quarter of 2013.  GAAP Operating income from continuing operations increased by 90.0%, to $20.0 million, compared to $10.5 million for the third quarter of 2013. GAAP Loss from continuing operations, net of tax, was $6.6 million, compared to $6.0 million GAAP Income from continuing operations, net of tax, for the third quarter of 2013. The third quarter of 2013 benefited from the release of $14.0 million in tax contingency reserves. Third quarter GAAP Diluted loss per share from continuing operations was $0.07, compared to GAAP Diluted income per share from continuing operations of $0.06 in the third quarter of 2013. After taking into consideration discontinued operations, the Company reported a third quarter GAAP Net loss of $7.0 million, compared to $11.5 million GAAP Net loss for the same quarter of 2013. Third quarter GAAP Diluted loss per share was $0.08, compared to GAAP Diluted loss per share of $0.12 in the third quarter of 2013.

Third quarter non-GAAP Net income was $38.6 million, compared to $33.6 million in the third quarter of 2013, and third quarter non-GAAP Diluted income per share was $0.42, compared to $0.34 per share in the third quarter of 2013. Non-GAAP Net income and non-GAAP Diluted income per share are defined below in the section entitled “Non-GAAP Information.”  Reconciliations between GAAP and non-GAAP results from operations are provided in the tables below.

“Rovi delivered solid results during the third quarter, driven by growth in both IP Licensing and Product revenues from our core Service Provider sales vertical,” said Tom Carson, President and CEO of Rovi. “We also made several key hires and continue to build and strengthen our future growth engines, including our cloud-based platform, advanced search and recommendation and analytics tools. On that front, our recently announced Fanhattan acquisition represents a significant step forward in terms of our cloud-based discovery and guidance initiatives. We remain confident in Rovi’s strategy and positioning, as we move towards the end of the year, and look forward to providing a deeper understanding of the opportunities we see at our Investor Day on January 7th.”

Business Outlook

Rovi now anticipates fiscal year 2014 revenue of between $530 million and $545 million, and fiscal year 2014 non-GAAP Diluted income per share of $1.60 - $1.75.

Share Repurchase Program

Rovi also announced that it intends to repurchase $75 million of its common stock during the fourth quarter of 2014.

Conference Call Information

Rovi management will host a conference call today, November 6, 2014, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013 and reference the conference ID 14985001. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.

A telephonic replay of the conference call will be available through November 10, 2014 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering access code 14985001#. A replay of the audio webcast will be available on Rovi Corporation's website.

Non-GAAP Information

Rovi Corporation provides non-GAAP information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP Net income, Non-GAAP Diluted income per share, Non-GAAP COGS, Non-GAAP Total OpEx and Non-GAAP Total COGS and OpEx are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.

Non-GAAP Net income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Non-GAAP Net income as a reasonable proxy for capital expenditures.

Non-GAAP Diluted income per share is calculated using Non-GAAP Net income.

Non-GAAP COGS is defined as GAAP cost of revenues adding back equity-based compensation and transition and integration expenses.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development, selling, general and administrative expenses, depreciation and gain on sale of patents adding back equity-based compensation and transaction, transition and integration expenses.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, adding back equity-based compensation, Amortization of intangible assets, Restructuring and asset impairment charges and transaction, transition and integration expenses.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Non-GAAP Net income and Non-GAAP Diluted income per share. Management uses Non-GAAP Net income and Non-GAAP Diluted income per share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures.  For each such Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses.  Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.

Management is using these Non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Non-GAAP financial information helps management track actual performance relative to financial targets.  Making Non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Non-GAAP financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical and Non-GAAP results of operations are provided in the tables below.

About Rovi Corporation

Rovi is leading the way to a more personalized entertainment experience. The Company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. Rovi holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

Forward Looking Statements

All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues and earnings, business strategies, anticipated contract signings, and stock repurchases.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2014 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contact

Peter Halt
Rovi Corporation
+1 (818) 295-6800

ROVI BUSINESS AND OPERATING HIGHLIGHTS:
Discovery:

•	Approximately 178 million licensed households worldwide; 128 million excluding pre-paid licensees

•	Renewed, with rate increases, set-top box guide product agreements for 18 cable operators and added one new cable operator in North America

•	Continued progress with America Movil:

◦	Completed deployment of Passport guides in Ecuador

◦	Deployment of Passport guides underway or starting shortly in Chile, and Peru

◦	xD accepted for deployment with initial deployments expected to begin in the fourth quarter

•	Reached the half million deployment milestone for our digital terminal adapters (or DTAs) guides

•	Renewed patent license agreement with Portugal Telecom in Europe

•	New video on demand IP license agreement in Japan with GyaO Corporation

•	Signed music search and recommendation agreements with Yahoo and CÜR Media.

◦	Yahoo signed an enterprise license for Rovi’s music services, including search offerings and developer APIs.

◦	CÜR Media licensed Rovi’s music search, discovery and recommendation products to power CÜR Media’s next-generation streaming music platform (slated for launch early next year)
Analytics

•	Added five analytics pilot programs, for a cumulative total of ten pilots. New pilots include:

◦	Three for Promo Optimizer, all with major networks

◦	Two for Ad Optimizer, a major network and our first deal with an advertising agency
Data

•	Data coverage expanded into China, and four additional Asian countries in October; now providing metadata in 67 countries around the world
Other

•	Acquired Fanhattan, and its cloud-based Fan TV service, on October 31, 2014

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$128,582	$123,478	$408,094	$385,398
Costs and expenses:
Cost of revenues, exclusive of amortization of intangible assets	22,303	21,151	78,258	69,476
Research and development	25,369	26,787	79,859	83,986
Selling, general and administrative	34,306	36,644	109,291	112,486
Depreciation	4,256	4,007	13,207	12,283
Amortization of intangible assets	20,158	18,673	58,178	56,109
Restructuring and asset impairment charges	2,722	5,705	8,404	7,638
Gain on sale of patents	(500)	—	(500)	—
Total costs and expenses	108,614	112,967	346,697	341,978
Operating income from continuing operations	19,968	10,511	61,397	43,420
Interest expense	(13,962)	(15,102)	(40,721)	(46,286)
Interest income and other, net	—	653	1,835	2,341
Debt modification expense	(3,775)	—	(3,775)	(1,351)
(Loss) income on interest rate swaps and caps, net	(229)	(4,206)	(7,565)	2,239
Loss on debt redemption	(5,159)	—	(5,159)	(2,761)
(Loss) income from continuing operations before income taxes	(3,157)	(8,144)	6,012	(2,398)
Income tax expense (benefit)	3,458	(14,175)	13,658	(13,183)
(Loss) income from continuing operations, net of tax	(6,615)	6,031	(7,646)	10,785
Discontinued operations, net of tax	(417)	(17,505)	(56,291)	(122,066)
Net loss	$(7,032)	$(11,474)	$(63,937)	$(111,281)
Basic earnings per share:
Basic (loss) income per share from continuing operations	$(0.07)	$0.06	$(0.08)	$0.11
Basic loss per share from discontinued operations	(0.01)	(0.18)	(0.62)	(1.24)
Basic net earnings per share	$(0.08)	$(0.12)	$(0.70)	$(1.13)
Shares used in computing basic net earnings per share	91,468	97,674	91,975	98,821
Diluted earnings per share:
Diluted (loss) income per share from continuing operations	$(0.07)	$0.06	$(0.08)	$0.11
Diluted loss per share from discontinued operations	(0.01)	(0.18)	(0.62)	(1.23)
Diluted net earnings per share	$(0.08)	$(0.12)	$(0.70)	$(1.12)
Shares used in computing diluted net earnings per share	91,468	98,434	91,975	99,537

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$165,599	$156,487
Short-term investments	226,997	365,976
Trade accounts receivable, net	77,361	104,386
Taxes receivable	612	1,907
Deferred tax assets, net	9,172	18,621
Prepaid expenses and other current assets	12,628	14,936
Assets held for sale	—	106,688
Total current assets	492,369	769,001
Long-term marketable investment securities	127,042	118,658
Property and equipment, net	32,061	33,350
Finite-lived intangible assets, net	477,949	478,229
Long-term deferred tax assets	1,735	—
Other assets	15,187	16,907
Goodwill	1,337,600	1,298,448
Total assets	$2,483,943	$2,714,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72,599	$94,560
Deferred revenue	18,653	9,848
Current portion of long-term debt	298,786	—
Liabilities held for sale	—	5,513
Total current liabilities	390,038	109,921
Taxes payable, less current portion	9,730	44,038
Long-term debt, less current portion	806,167	1,186,564
Deferred revenue, less current portion	17,732	4,641
Long-term deferred tax liabilities, net	69,817	41,379
Other non current liabilities	15,084	14,834
Total liabilities	1,308,568	1,401,377
Stockholders’ equity:
Common stock	131	128
Treasury stock	(939,833)	(816,694)
Additional paid-in capital	2,328,608	2,279,196
Accumulated other comprehensive loss	(4,179)	(3,999)
Retained deficit	(209,352)	(145,415)
Total stockholders’ equity	1,175,375	1,313,216
Total liabilities and stockholders’ equity	$2,483,943	$2,714,593

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
REVENUE BY SEGMENT
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Intellectual Property Licensing
Service Provider	$48,671	$49,762	$50,080	$59,397	$45,514	$47,142	$42,271
CE	19,203	22,922	22,846	29,239	19,786	18,617	31,244
Total Intellectual Property Licensing	67,874	72,684	72,926	88,636	65,300	65,759	73,515

Product
Service Provider	48,255	52,933	47,955	47,670	46,358	45,703	45,327
CE	6,726	6,917	6,694	7,871	6,735	7,441	7,222
Other	5,727	4,528	14,875	7,815	5,085	10,248	6,705
Total Product	60,708	64,378	69,524	63,356	58,178	63,392	59,254
Total Revenues	$128,582	$137,062	$142,450	$151,992	$123,478	$129,151	$132,769

ROVI CORPORATION
REVENUE BY SALES VERTICAL
(IN THOUSANDS)
(UNAUDITED)

Three Months Ended
September 30, 2014
Service Providers	$96,926
CE	25,929
Other	5,727
Total Revenues	$128,582

ROVI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	September 30, 2014	September 30, 2013
GAAP (Loss) income from continuing operations, net of tax	$(6,615)	$6,031
Equity-based compensation	9,658	12,493
Transition and integration costs	1,099	—
Amortization of note issuance costs	725	1,027
Amortization of convertible note discount	3,521	3,262
Loss on debt redemption	5,159	—
Debt modification expense	3,775	—
Mark-to-market (gain) loss related to interest rate swaps and caps	(485)	5,035
Amortization of intangible assets	20,158	18,673
Restructuring and asset impairment charges	2,722	5,705
Income tax expense (1)	(1,075)	(18,593)
Non-GAAP Net income	$38,642	$33,633

GAAP Diluted (loss) income per share from continuing operations	$(0.07)	$0.06
Non-GAAP Diluted income per share (2)	$0.42	$0.34

(1) Adjusts tax expense to the Non-GAAP cash tax rate.
(2) For the 2014 period, since the adjustments resulted in Non-GAAP Net income, 92,097 shares were used in computing diluted net earnings per share, which includes dilutive common equivalent shares outstanding.

	Three Months Ended
	September 30, 2014	September 30, 2013
GAAP Total Operating costs and expenses	$108,614	$112,967
Equity-based compensation	(9,658)	(12,493)
Transition and integration costs	(1,099)	—
Amortization of intangible assets	(20,158)	(18,673)
Restructuring and asset impairment charges	(2,722)	(5,705)
Non-GAAP Total COGS and OpEx	$74,977	$76,096